Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Alex Ko, EVP & CFO, (213) 427-6560 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Reports Financial Results for First Quarter 2011

LOS ANGELES, April 25, 2011 - Wilshire Bancorp, Inc. (NASDAQ: WIBC), the holding company for Wilshire State Bank, today reported a net loss to common shareholders of $52.1 million, or ($1.77) per basic and diluted share, for the quarter ended March 31, 2011. This compares to net income available to common shareholders of $2.4 million, or $0.08 per basic and diluted share, for the same period of the prior year. The net loss reported for the first quarter of 2011 is attributable to tax expenses of $38.1 million that resulted from a deferred tax asset valuation allowance recorded in the first quarter of 2011, in addition to an increase in provision for loan losses as a result of reclassifying $93.4 million in loans to loans held-for-sale and marking the loans to their expected fair value.

Jae Whan (J.W.) Yoo, President and CEO of Wilshire Bancorp, said, “My highest priority since joining Wilshire Bancorp in February of this year has been to ensure sound credit administration practices and conservative underwriting standards. As part of this process, we have separated the loan production and underwriting functions. We have taken and will continue to take aggressive steps to reduce our level of problem assets, which includes future loan sales.”

“Although the Bank’s recent financial performance has declined due in part to the disposition of problem assets, we believe we still have an attractive franchise with strong earnings power. The Bank has steadily reduced its funding costs, resulting in positive trends in net interest income and net interest margin, while generating increasing non-interest income through the production and sale of SBA loans. We are now working on streamlining our operations, which should enhance efficiencies, reduce our non-interest expense levels, and further increase our earnings power. As we make steady progress on improving our asset quality and reducing credit costs, we believe we can return to being the high-performing bank that our customers and shareholders deserve.”

FIRST QUARTER 2011 SUMMARY:

▪     Increase in net interest margin – Net interest margin increased 81 basis points to 4.53% for the first quarter of 2011, compared to 3.72% for the quarter ending December 31, 2010.

▪    Increase in allowance coverage – Allowance for loan loss coverage of gross loans increased to 5.02% at March 31, 2011, compared to 4.76% at December 31, 2010.

▪    Decrease in non-accrual inflows – Inflow of loans into non-accrual status decreased from $40.3 million during the fourth quarter of 2010 to $25.2 million during the first quarter of 2011, representing a decline of $15.1 million or 37.5%. However, total non-accrual loans increased to $80.1 million at March 31, 2011, from $60.9 million at December 31, 2010, largely due to an increase in covered non-accrual loans.

▪    Transfer of loans to held-for-sale – Loans held-for-sale at the end of the first quarter of 2011 totaled $136.8 million, and increased from $17.1 million at December 31, 2010.

▪    Deferred tax asset valuation allowance – A valuation allowance for Federal and State deferred tax assets was recorded during the first quarter of 2011 resulting in a net tax expense of $38.1 million.

Wilshire Bancorp Inc. – 1Q 2011 Results

April 25, 2011

CREDIT QUALITY

For the first quarter of 2011, the Company recorded a provision for loan losses of $44.8 million compared to $83.6 million in the fourth quarter of 2010. Approximately $25.0 million in additional provision for loan losses was recorded for the first quarter of 2011 due to the partial charge-off of loans as they were transferred to held-for-sale.

The allowance for loan losses increased to $114.8 million, or 5.02% of gross loans, at March 31, 2011, compared to $111.0 million, or 4.76% of gross loans, at December 31, 2010. The coverage ratio of allowance for loan losses to non-performing assets was 129.55% at March 31, 2011, compared with 128.69% at December 31, 2010. Allowance coverage of Legacy Wilshire loans increased from 5.23% at December 31, 2010 to 5.50% at March 31, 2011.

The Company sold a total of $12.3 million in loans (not including SBA or mortgage loans) during the first quarter of 2011 and received proceeds of $9.7 million which amounts to a discount of 21.4% based on carrying values. In addition to the note sales, the Company transferred approximately $93.4 million in loans (not including SBA or mortgage loans) to held-for-sale status during the first quarter, most of which are expected to be sold during the second quarter of 2011. These loans include $21.0 million non-accrual loans, $11.5 million in performing troubled debt restructured loans, and $7.5 million in delinquent loans. The Company marked all the loans categorized as held-for-sale to their fair values, which accounted for $31.5 million in charge-offs recorded in the first quarter of 2011.

In addition to the transfer of loans to held-for-sale, the new CEO implemented the following actions in the first quarter of 2011 to further strengthen the credit administration practices:

▪   Separated the loan production and underwriting functions,

▪   Established an enterprise risk management department and appointed a Chief Risk Officer responsible for managing credit risk,

▪  Created a credit taskforce consisting of members of the finance, credit administration, and risk management groups whose mandate is to improve credit quality and reduce problem assets,

▪   Increased the level of credit training throughout the organization; and

▪   Instituted a new in-house lending limit to single borrowers.

These actions are the start of a process to create a stronger credit culture, which the Company believes will lead to improved credit quality and financial performance.

Non-accrual Loans

As previously disclosed, upon acquiring certain assets and liabilities of the former Mirae Bank, the Company entered into loss sharing agreements with the FDIC whereby the FDIC has agreed to share in losses on assets covered under the agreement. The assets covered by the loss sharing agreements include loans and foreclosed loan collateral existing on June 26, 2009, and acquired from Mirae Bank. As a result, loans acquired through the acquisition of Mirae Bank are identified as “covered” loans, and those that were originated at Wilshire are “non-covered” loans or “legacy Wilshire” loans.

At March 31, 2011, total non-accrual loans totaled $80.1 million, or 3.50% of gross loans, compared to $71.2 million, or 3.06% of gross loans, at December 31, 2010. The increase in non-accrual loans occurred primarily in the covered loan portfolio which increased from $10.4 million at December 31, 2010, to $18.1 million at March 31, 2011, an increase of $7.7 million. Meanwhile non-covered non-accrual loans only increased $1.2 million from $60.9 million at December 31, 2010, to $62.1 million at March 31, 2011.

Wilshire Bancorp Inc. – 1Q 2011 Results

April 25, 2011

The following is a table showing “covered” and “non-covered” non-accrual loans by loan type:

NON-ACCRUAL LOANS (Dollars In Thousands)
(Net of SBA Guaranteed Portions)	Quarter Ended
Non-Covered Loans	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010

Construction	$-	$-	$2,660	$-	$-
Real Estate Secured	60,363	59,571	56,779	61,200	75,470
Commercial & Industrial	1,695	1,284	3,272	3,051	7,603
Consumer	11	27	37	34	42
Total Non-Covered Non-Accrual Loans	$62,069	$60,882	$62,748	$64,285	$83,115

Covered Loans

Real Estate Secured	$16,269	$8,005	$10,569	$17,232	$19,696
Commercial & Industrial	1,795	2,345	3,031	1,599	2,213
Total Covered Non-Accrual Loans	$18,064	$10,350	$13,600	$18,831	$21,909

Total Non-Accrual Loans

Construction	$-	$-	$2,660	$-	$-
Real Estate Secured	76,632	67,576	67,348	78,432	95,166
Commercial & Industrial	3,490	3,629	6,303	4,650	9,816
Consumer	11	27	37	34	42
Total Non-Accrual Loans	$80,133	$71,232	$76,348	$83,116	$105,024

Although we experienced an increase in non-accrual loans in the first quarter, inflow of new loans into non-accrual status declined by 37.5% from $40.3 million total inflows during the fourth quarter of 2010 to $25.2 million of inflow during the first quarter of 2011. Non-covered or legacy inflows into non-accrual status declined to $15.3 million at March 31, 2011 from $38.7 million at December 31, 2010, a decline of 60.4% on a quarterly basis. Of the $25.2 million in inflows into non-accrual status during the first quarter of 2011, 39.1%, or $9.9 million, were covered or acquired loans.

Outflow of non-accrual loans decreased from $45.4 million during the fourth quarter of 2010 to $16.3 million during the first quarter of 2011. The decrease was a result of a decline in loan sales during the first quarter of 2011 compared to the previous quarter which reduced the total number and balance of outflows. Outflow of non-covered loans totaled $14.2 million for the quarter ending March 31, 2011, down from $43.2 million in total outflows for the previous quarter.

Wilshire Bancorp Inc. – 1Q 2011 Results

April 25, 2011

Impaired Loans

Loans are classified as impaired when based on current information, it is probable that the Company will not be able to collect all principal and interest payments due in accordance with the terms of the loan. Impaired loans at March 31, 2011 totaled $176.4 million, compared with $118.5 million at December 31, 2010. Total impaired loans by loan category are shown in the table below:

IMPAIRED LOANS (Dollars In Thousands)
(Net of SBA Guaranteed Portions)	Quarter Ended
Non-Covered Loans	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010

Construction	$-	$-	$2,660	$-	$-
Real Estate Secured	149,402	93,452	157,068	128,538	140,305
Commercial & Industrial	5,456	5,649	8,505	3,870	7,537
Consumer	-	27	37	-	-
Total Non-Covered Impaired Loans	$154,858	$99,128	$168,270	$132,408	$147,842

Covered Loans

Real Estate Secured	18,256	15,120	18,837	20,036	36,849
Commercial & Industrial	3,332	4,216	5,479	1,801	3,078
Total Covered Impaired Loans	$21,588	$19,336	$24,316	$21,837	$39,927

Total Impaired Loans

Construction	$-	$-	$2,660	$-	$-
Real Estate Secured	167,658	108,572	175,905	148,574	177,154
Commercial & Industrial	8,788	9,865	13,984	5,671	10,615
Consumer	-	27	37	-	-
Total Impaired Loans	$176,446	$118,464	$192,586	$154,245	$187,769

The increase in impaired loans during the first quarter of 2011 is largely attributable to the transfer of loans to held-for-sale status given that the loans are expected to be sold at a discount to book value and therefore are deemed to be impaired and are reclassified accordingly. Approximately $69.6 million in loans that are currently in held-for-sale status were not impaired at December 31, 2010.

Wilshire Bancorp Inc. – 1Q 2011 Results

April 25, 2011

Loan Delinquencies

At March 31, 2011, total loan delinquencies increased to $41.2 million from $34.5 million at December 31, 2010. As a percentage of gross loans, delinquencies increased to 1.80% at March 31, 2011, from 1.48% at December 31, 2010. A significant driver of the increase in total delinquent loans for the first quarter of 2011 was the result of an inflow of one construction loan with a balance of $15.0 million. This single loan, accounts for 36.4% of all delinquent loans at March 31, 2011.

Delinquent loans by days past due and loan type are reflected in the two tables below:

DELINQUENT LOANS - By Days Past Due (Dollars In Thousands)
(Net of SBA Guaranteed Portions)	Quarter Ended
Non-Covered Loans	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010

30 - 59 Days Past Due	$8,680	$15,641	$13,582	$17,146	$17,266
60 - 89 Days Past Due	26,389	11,007	18,126	14,844	5,290
90 Days, and still accruing	-	-	304	1	-
Total Non-Covered Delinquent Loans	$35,069	$26,648	$32,012	$31,991	$22,556

Covered Loans

30 - 59 Days Past Due	$5,166	$4,254	$1,754	$4,108	$3,318
60 - 89 Days Past Due	968	3,566	1,053	910	4,640
90 Days, and still accruing	-	-	-	-	-
Total Covered Delinquent Loans	$6,134	$7,820	$2,807	$5,018	$7,958

Total Delinquent Loans

30 - 59 Days Past Due	$13,846	$19,895	$15,336	$21,254	$20,584
60 - 89 Days Past Due	27,357	14,573	19,179	15,754	9,930
90 Days, and still accruing	-	-	304	1	-
Total Delinquent Loans	$41,203	$34,468	$34,819	$37,009	$30,514

Loan Charge-offs

Loan charge-offs for the first quarter of 2011 totaled $41.7 million, compared to $71.9 million in the fourth quarter of 2010. Approximately 94.1% of the charge-offs in the first quarter of 2011 were commercial real estate loans. Of the total charge-offs in the first quarter of 2011, $31.5 million or 75.6% were charge-offs that resulted from the transfer of loans to held-for-sale status, which are expected to be sold during the second quarter of 2011.

Wilshire Bancorp Inc. – 1Q 2011 Results

April 25, 2011

Charge-offs by loan type is reflected in the table below:

LOAN CHARGE-OFFS (Dollars In Thousands)	Quarter Ended
Non-Covered Loans	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010

Construction	$805	$401	$-	$2,654	$-
Real Estate Secured	39,062	60,317	27,215	25,015	4,360
Commercial & Industrial	1,151	10,487	4,741	4,241	1,290
Consumer	19	14	57	81	115
Total Non-Covered Charge-Offs Loans	$41,037	$71,219	$32,013	$31,991	$5,765

Covered Loans

Real Estate Secured	$171	$252	$1,331	$3,449	$13
Commercial & Industrial	489	431	1,475	1,569	50
Total Covered Charge-Offs Loans	$660	$683	$2,806	$5,018	$63

Total Charge-Offs Loans

Construction	$805	$401	$-	$2,654	$-
Real Estate Secured	39,233	60,569	28,546	28,464	4,373
Commercial & Industrial	1,640	10,918	6,216	5,810	1,340
Consumer	19	14	57	81	115
Total Charge-Offs Loans	$41,697	$71,902	$34,819	$37,009	$5,828

BALANCE SHEET

During the first quarter of 2011, the Company continued to reposition its balance sheet by utilizing cash and cash equivalents and loan sales to fund the run-off of higher-costing money market and time deposit accounts.  This repositioning had the effect of lowering the Company’s overall cost of funds. As a result of this strategy, total assets decreased to $2.79 billion at March 31, 2011, from $2.97 billion at December 31, 2010.

Total loans including loans held-for-sale totaled $2.28 billion at March 31, 2011, compared to $2.33 billion at December 31, 2010.  The decrease was primarily due to charge-offs, loan payoffs in the commercial real estate portfolio, and sale of loans during the first quarter.  Loan originations for the first quarter of 2011 were approximately $69 million (excluding SBA and residential mortgage loans), 73% of which were commercial real estate loans and 27% were commercial loans. This compares to total loan originations (excluding SBA and residential mortgage loans) of $112.4 million during the fourth quarter of 2010 and $61.8 million during the first quarter of 2010.

Wilshire Bancorp Inc. – 1Q 2011 Results

April 25, 2011

Loan Categories

GROSS LOANS BY TYPE (Dollars In Thousands)
	Quarter Ended
Non-Covered Loans	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010

Construction	$74,538	$72,258	$70,808	$59,376	$47,564
Real Estate Secured	1,725,298	1,757,329	1,832,726	1,830,387	1,795,142
Commercial & Industrial	274,392	276,739	308,277	316,370	313,872
Consumer	14,587	15,574	16,937	18,265	16,113
Total Non-Covered Gross Loans	$2,088,815	$2,121,899	$2,228,748	$2,224,398	$2,172,691

Covered Loans

Real Estate Secured	$154,655	$159,698	$166,490	$179,124	$188,353
Commercial & Industrial	45,024	49,680	53,613	56,357	61,527
Consumer	104	111	125	150	191
Total Covered Gross Loans	$199,783	$209,490	$220,228	$235,631	$250,071

Total Gross Loans

Construction	$74,538	$72,258	$70,808	$59,376	$47,564
Real Estate Secured	1,879,953	1,917,027	1,999,216	2,009,511	1,983,495
Commercial & Industrial	319,416	326,419	361,890	372,727	375,399
Consumer	14,691	15,685	17,062	18,415	16,304
Total Gross Loans	$2,288,598	$2,331,389	$2,448,976	$2,460,029	$2,422,762

Total deposits were $2.27 billion at March 31, 2011, down from $2.46 billion at December 31, 2010.  The decline was experienced in all interest-bearing deposit categories. This decline was partially offset by a 4% increase in non-interest bearing deposits as a result of management’s continued focus to attract demand deposits accounts.

Total other real estate owned (OREOs) was $8.5 million at March 31, 2011, down from $15.0 million at December 31, 2010.  Outflow from OREO in the first quarter of 2011 consisted of 21 sold properties totaling $12.8 million.  Inflows to OREO in the first quarter of 2011 consisted of 8 properties totaling $6.3 million.

Capital Ratios

The Company’s capital ratios continued to be in excess of “well capitalized” regulatory requirements as shown in the following table:

(Dollars In thousands, except per share info)	March 31, 2011	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements

Tier 1 Leverage Capital Ratio	7.64%	5.00%	$76,948
Tier 1 Risk-Based Capital Ratio	10.30%	6.00%	92,891
Total Risk-Based Capital Ratio	12.57%	10.00%	55,473
Tangible Common Equity To Tangible Assets	3.92%	N/A	N/A
Tangible Common Equity Per Common Share	$3.70	N/A	N/A

The Company has developed a plan to strengthen all of its capital ratios which it expects to implement in the very near future.

Wilshire Bancorp Inc. – 1Q 2011 Results

April 25, 2011

STATEMENT OF OPERATIONS

Net interest Income and Margin

Net interest income before provision for loan losses totaled $29.3 million in the first quarter of 2011, an increase of 11.5% from $26.3 million in the fourth quarter of 2010, and an increase of 2.6% from $28.6 million in the first quarter of 2010.  The increase in net interest income on a linked quarter basis was attributable to both an increase in interest income and a decline in interest expense. Compared to the same quarter of previous year, interest income declined 13.7% from $41.3 million to $35.6 million.  The decline in interest income from the first quarter of 2010 is attributable to the reduction in average earning assets.

Interest expense declined to $6.3 million for the first quarter of 2011, a 20.4% reduction from $8.0 million in the fourth quarter of 2010 and a 50.3% decline from $12.7 million in the first quarter of 2010.  The decline in interest expense reflects the improvement in the deposit mix, reduction in the cost of funds, and a reduction in deposits over the past year.  Interest expense on deposits decreased to $5.1 million, a 24.4% and 54.3% reduction compared to the fourth quarter of 2010 and the first quarter of 2010, respectively.

Net interest margin was 4.53% in the first quarter of 2011, compared to 3.72% in the fourth quarter of 2010 and 3.65% in the first quarter of 2010.  The increase in net interest margin from the previous quarter is attributable to a decline in funding costs and a lower level of interest reversals on non-accrual loans.  On a year-over-year basis, net interest margin increased due to the continued decline in the cost of funds. Cost of funds declined to 0.88% in the first quarter of 2011 from 1.04% in the fourth quarter of 2010 and 1.55% in the first quarter of 2010.

Non-Interest Income

Non-interest income was $8.7 million in the first quarter of 2011, compared to $6.1 million for the previous quarter and $7.3 million for the first quarter of 2010.  The increase from both the prior quarter and the prior year was attributable to an increase in gain on sale of loans. A portion of the increase in gain on sale of loans during the first quarter of 2011 was attributable to a change in the treatment of SBA loan sale transactions. During the first quarter of 2011, the Company originated $48.5 million in SBA loans, compared to SBA loan originations of $47.7 million in the fourth quarter of 2010.

Non-Interest Expense

Total non-interest expense was $17.5 million in the first quarter of 2011, compared with $19.7 million in the prior quarter and $14.2 million for the first quarter of 2010.  During the first quarter of 2011, the Company incurred approximately $450,000 in severance expense related to the elimination of 20 positions, as part of a restructuring initiative to enhance efficiencies. The staff reduction and other expense reduction measures are expected to result in annual savings of $2.6 million.

The decrease in non-interest expense compared to the prior quarter was primarily attributable to a reduction in OREO-related expenses and expense related to low income housing tax credit investments.  The increase in non-interest expense from the first quarter of 2010 was primarily attributable to an increase in salaries and benefits expense due to severance payments and OREO-related expenses.

Deferred Tax Asset & Effective Tax Rate

During the first quarter of 2011, the Company reviewed its deferred tax asset. Due to a decline in income for the past two quarters, the Company’s cumulative three year historical income was reduced to where a valuation allowance on the deferred tax assets was required in the first quarter of 2011. As a result, the Company recorded net tax expenses of $38.1 million to reflect the creation of a valuation allowance on its deferred tax asset. Based on its current business plan, management believes that its future level of profitability will exceed projections utilized for the purpose of evaluating the deferred tax asset.

Wilshire Bancorp Inc. – 1Q 2011 Results

April 25, 2011

The effective tax benefit rate excluding the tax expense of $38.1 million that resulted from the deferred tax valuation allowance, for the first quarter of 2011 was 46.2%, compared to 44.5% for the fourth quarter of 2010. The effective tax rate for the first quarter of 2010 was 28.8%. The tax benefits relating to municipal investments, low income housing tax credits, and other state sponsored tax credit programs reduced the effective tax rates during the first quarter of 2010, while the same permanent differences have increased the tax benefit rates during the first quarter of 2011 and fourth quarter of 2010.

CONFERENCE CALL

Management will host its quarterly conference call on April 26, 2011, at 11:00 a.m. PT (2:00 p.m. ET). Investment professionals are invited to participate in the call by dialing 866-804-6929 (domestic number) or 857-350-1675 (international number) and entering passcode 28610857.

COMPANY INFORMATION

Headquartered in Los Angeles, Wilshire State Bank operates 24 branch offices in California, Texas, New Jersey and New York, and six loan production offices in Dallas, Houston, Atlanta, Denver, Annandale, Virginia, and Fort Lee, New Jersey, and is an SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. Wilshire Bancorp’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity. Visit us at www.wilshirebank.com.

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, loan production and sales, credit quality, the ability to expand net interest margin, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in Wilshire Bancorp’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, Wilshire Bancorp will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

Wilshire Bancorp Inc. – 1Q 2011 Results

April 25, 2011

CONSOLIDATED BALANCE SHEET

(dollars in thousands) (unaudited)	March 31,	December 31,	Three Month	March 31,	One Year
	2011	2010	Change	2010	Change
ASSETS:
Cash and Due from Banks	$68,827	$68,530	0%	$214,970	-68%
Federal Funds Sold and Other Cash Equivalents	5	130,005	-100%	30,018	-100%
Total Cash and Cash Equivalents	68,832	198,535	-65%	244,988	-72%

Investment Securities Available For Sale	340,812	316,623	8%	687,716	-50%
Investment Securities Held To Maturity	80	85	-6%	105	-24%
Total Investment Securities	340,892	316,708	8%	687,821	-50%

Loans:

Loans Held For Sale	136,769	17,098	700%	43,501	214%

Real Estate Construction	73,879	71,596	3%	47,364	56%
Residential Real Estate	91,842	92,901	-1%	92,874	-1%
Commercial Real Estate	1,656,495	1,804,731	-8%	1,845,374	-10%
Commercial and Industrial	310,225	324,627	-4%	372,407	-17%
Consumer	14,675	15,671	-6%	16,304	-10%
Total Loans	2,147,116	2,309,526	-7%	2,374,323	-10%
Allowance For Loan Losses	(114,842)	(110,953)	4%	(79,576)	44%
Loans, Net of Allowance for Loan Losses	2,032,274	2,198,573	-8%	2,294,747	-11%

Accrued Interest Receivable	9,829	10,581	-7%	15,214	-35%
Due from Customers on Acceptances	169	368	-54%	1,006	-83%
Other Real Estate Owned	8,512	14,983	-43%	4,860	75%
Premises and Equipment	13,555	13,330	2%	13,602	0%
Federal Home Loan Bank (FHLB) Stock, at Cost	17,796	18,531	-4%	21,040	-15%
Cash Surrender Value of Life Insurance	18,812	18,663	1%	18,197	3%
Investment in affordable housing partnerships	34,781	28,186	23%	25,102	39%
Deferred Income Taxes	19,112	46,357	-59%	20,198	-5%
Servicing Assets	7,664	7,331	5%	6,715	14%
Goodwill	6,675	6,675	0%	6,675	0%
FDIC Indemnification	26,673	28,525	-6%	33,329	-20%
Other Assets	46,756	46,081	1%	22,292	110%
TOTAL ASSETS	$2,789,101	$2,970,525	-6%	$3,459,287	-19%

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Non-interest Bearing Demand Deposits	$484,402	$467,067	4%	$414,023	17%
Savings and Interest Checking	109,399	106,115	3%	97,170	13%
Money Market Deposits	622,078	669,486	-7%	979,454	-36%
Time Deposits in denomination of $100,000 or more	670,686	699,503	-4%	746,866	-10%
Other Time Deposits	383,462	518,769	-26%	687,532	-44%
Total Deposits	2,270,027	2,460,940	-8%	2,925,045	-22%

FHLB borrowings and Federal Funds Purchased	215,000	158,011	36%	142,487	51%
Acceptance Outstanding	169	368	-54%	1,006	-83%
Junior Subordinated Debentures	87,321	87,321	0%	87,321	0%
Accrued Interest Payable	4,049	4,092	-1%	5,954	-32%
Other Liabilities	34,783	30,631	14%	26,779	30%
Total Liabilities	2,611,349	2,741,363	-5%	3,188,592	-18%

STOCKHOLDERS’ EQUITY:
Preferred Stock	60,584	60,450	0%	60,058	1%
Common Stock	55,655	55,601	0%	55,118	1%
Retained Earnings	58,994	111,099	-47%	151,895	-61%
Accumulated Other Comprehensive Income	2,519	2,012	25%	3,624	-30%
Total Stockholders’ Equity	177,752	229,162	-22%	270,695	-34%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,789,101	$2,970,525	-6%	$3,459,287	-19%

(continued)

Wilshire Bancorp Inc. – 1Q 2011 Results

April 25, 2011

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended		Three Month	Quarter Ended	One Year
	March 31, 2011	December 31, 2010	% Change	March 31, 2010	% Change

INTEREST INCOME
Interest and Fees on Loans	$33,462	$32,193	4%	$35,304	-5%
Interest on Investment Securities	1,983	1,551	28%	5,615	-65%
Interest on Federal Funds Sold	179	476	-62%	382	-53%
Total Interest Income	35,624	34,220	4%	41,301	-14%

INTEREST EXPENSE
Deposits	5,110	6,758	-24%	11,174	-54%
FHLB Advances and Other Borrowings	1,219	1,194	2%	1,569	-22%
Total Interest Expense	6,329	7,952	-20%	12,743	-50%

Net Interest Income Before Provision for Losses on Loans and Loan Commitments	29,295	26,268	12%	28,558	3%
Provision for Losses on Loans and Loan Commitments	44,800	83,600	-46%	17,000	164%
Net Interest (Loss) Income After Provision for Losses on Loans and Loan Commitments	(15,505)	(57,332)	-73%	11,558	-234%

NONINTEREST INCOME
Service Charges on Deposits	3,080	3,034	2%	3,224	-4%
Gain on Sales of Loans	3,592	2,059	74%	36	9878%
Gain on Sale of Investment Securities	36	40	-10%	2,484	-99%
Other	1,968	972	102%	1,556	26%
Total Noninterest Income	8,676	6,105	42%	7,300	19%

NONINTEREST EXPENSES
Salaries and Employee Benefits	7,817	7,217	8%	7,115	10%
Occupancy & Equipment	1,980	1,936	2%	2,181	-9%
Data Processing	712	692	3%	637	12%
Other	6,967	9,838	-29%	4,272	63%
Total Noninterest Expenses	17,476	19,683	-11%	14,205	23%

(Loss) Income Before Income Taxes	(24,305)	(70,910)	-66%	4,653	-622%
Income Taxes Provision (Benefit)	26,888	(31,521)	-185%	1,338	1910%
NET (LOSS) INCOME	$ (51,193)	$ (39,389)	30%	$ 3,315	-1644%

Preferred Stock Cash Dividend and Accretion of Preferred Stock Discount	912	910	0%	903	1%
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$ (52,105)	$ (40,299)	29%	$ 2,412	-2260%

PER COMMON SHARE INFORMATION
Basic (Loss) Earnings Per Common Share	$ (1.77)	$ (1.37)	29%	$ 0.08	-2261%
Diluted (Loss) Earnings Per Common Share	$ (1.77)	$ (1.37)	29%	$ 0.08	-2261%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	29,476,288	29,486,635		29,484,006
Diluted	29,476,288	29,486,635		29,484,006

(continued)

Wilshire Bancorp Inc. – 1Q 2011 Results

April 25, 2011

SUMMARY OF FINANCIAL DATA

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended
AVERAGE BALANCES	March 31, 2011	December 31, 2010	March 31, 2010

Average Assets	$ 2,921,915	$ 3,135,483	$ 3,417,633
Average Equity	231,622	272,003	273,293
Average Net Loans	2,218,079	2,332,929	2,359,522
Average Deposits	2,314,733	2,594,300	2,886,514
Average Time Deposits in denomination of $100,000 or more	670,542	717,362	768,882
Average Interest Earning Assets	2,610,600	2,846,537	3,155,853

	Quarter Ended
PROFITABILITY	March 31, 2011	December 31, 2010	March 31, 2010

Annualized Return on Average Assets	-7.01%	-5.02%	0.39%
Annualized Return on Average Equity	-88.41%	-57.92%	4.85%
Efficiency Ratio	46.02%	60.80%	39.61%
Annualized Operating Expense/Average Assets	2.39%	2.51%	1.66%
Annualized Net Interest Margin	4.53%	3.72%	3.65%

	As Of
DEPOSIT COMPOSITION	March 31, 2011	Cost of Funds	December 31, 2010	Cost of Funds	March 31, 2010	Cost of Funds

Noninterest Bearing Demand Deposits	21.3%	0.00%	19.0%	0.00%	14.2%	0.00%
Savings & Interest Checking	4.8%	2.26%	4.3%	2.34%	3.3%	2.55%
Money Market Deposits	27.4%	0.87%	27.2%	0.91%	33.5%	1.68%
Time Deposits of $100,000 or More	29.5%	1.01%	28.4%	1.17%	25.5%	1.58%
Other Time Deposits	16.9%	1.30%	21.1%	1.66%	23.5%	2.07%
Total Deposits	100.0%	0.88%	100.0%	1.04%	100.0%	1.55%

	As Of
CAPITAL RATIOS	March 31, 2011	December 31, 2010	March 31, 2010

Tier 1 Leverage Ratio	7.64%	9.18%	9.78%
Tier 1 Risk-Based Capital Ratio	10.30%	12.61%	14.38%
Total Risk-Based Capital Ratio	12.57%	14.00%	15.83%
Total Shareholders’ Equity	$177,752	$229,162	$270,695
Book Value Per Common Share	$3.98	$5.72	$7.16
Tangible Common Equity Per Common Share *	$3.70	$5.44	$6.87
Tangible Common Equity to Tangible Assets **	3.92%	5.41%	5.86%

* Tangible common equity excludes goodwill, other intangible assets, and TARP preferred stock

** Tangible assets excludes goodwill and intangible assets

SUMMARY OF FINANCIAL DATA

(dollars in thousands, except per share data) (unaudited)

Reconciliation of GAAP financial measures to non-GAAP financial measures:

	March 31, 2011	December 31, 2010	March 31, 2010

Total stockholders’ equity	$177,752	$229,162	$270,695
Preferred stock, net of discount	(60,584)	(60,450)	(60,058)
Goodwill and other intangible assets, net	(8,239)	(8,320)	(8,596)
Tangible common equity	$108,929	$160,392	$202,041

Total assets	$2,789,101	$2,970,525	$3,459,287
Goodwill and other intangible assets, net	(8,239)	(8,320)	(8,596)
Tangible assets	$2,780,862	$2,962,205	$3,450,691

Common shares outstanding	29,471,714	29,477,778	29,485,637

(continued)

Wilshire Bancorp Inc. – 1Q 2011 Results

April 25, 2011

ALLOWANCE FOR LOAN LOSSES

(dollars in thousands) (unaudited)	Quarter Ended
	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010

Balance at Beginning of Period	$ 110,953	$ 99,020	$ 91,419	$ 79,576	$ 62,130
Provision for Losses on Loans	44,800	82,600	17,999	31,269	16,930
FDIC Indemnification	-	-	2,953	(3,140)	5,831
Recoveries on loans previously charged-off	786	1,235	991	872	512
Less Charge-offs	(41,697)	(71,902)	(14,342)	(17,158)	(5,827)
Balance at End of Period	$ 114,842	$ 110,953	$ 99,020	$ 91,419	$ 79,576

Net Loan Charge-offs/Average Total Loans	1.84%	3.03%	0.56%	0.67%	0.22%
Charge-offs/Average Total Loans	1.88%	3.08%	0.60%	0.70%	0.24%
Allowance for Loan Losses/Gross Loans	5.02%	4.76%	4.04%	3.72%	3.29%
Allowance for Loan Losses/Legacy Wilshire Loans	5.50%	5.23%	4.44%	4.11%	3.66%
Allowance for Loan Losses/Non-accrual Loans	143.31%	155.76%	129.70%	109.99%	75.77%
Allowance for Loan Losses/Legacy Non-accrual Loans	185.02%	182.24%	157.80%	142.21%	95.74%
Allowance for Loan Losses/Non-performing Loans	143.31%	155.76%	129.18%	109.99%	75.77%
Allowance for Loan Losses/Legacy Non-performing Loans	185.02%	182.24%	157.04%	142.21%	95.74%
Allowance for Loan Losses/Non-performing Assets	129.55%	128.69%	106.88%	101.97%	72.42%
Allowance for Loan Losses/Legacy Non-performing Assets	164.68%	151.35%	136.44%	133.20%	92.26%

NON-PERFORMING ASSETS
(net of SBA guaranteed portions)	As Of
	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010
Nonaccrual Loans:
Non-covered Loans	$ 62,069	$ 60,882	$ 62,749	$ 64,285	$ 83,115
Covered Loans	18,064	10,350	13,599	18,831	21,909
Total	80,133	71,232	76,348	83,116	105,024

Loans 90 days or more past due and still accruing:
Non-covered Loans	-	-	304	1	-
Covered Loans	-	-	-	-	-
Total	-	-	304	1	-

Total Nonperforming Loans:
Non-covered Loans	62,069	60,882	63,053	64,286	83,115
Covered Loans	18,064	10,350	13,599	18,831	21,909
Total	80,133	71,232	76,652	83,117	105,024

OREO and Repossessed Vehicles:
Non-covered Loans	7,668	12,429	9,519	4,346	3,136
Covered Loans	844	2,554	6,477	2,194	1,723
Total	8,512	14,983	15,996	6,540	4,859

Total Nonperforming Assets:
Non-covered Loans	69,737	73,311	72,572	68,632	86,251
Covered Loans	18,908	12,904	20,076	21,025	23,632
Total	$88,645	$86,215	$92,648	$89,657	$109,883

Total Nonperforming Loans/Gross Loans	3.50%	3.06%	3.13%	3.38%	4.34%
Total Legacy Nonperforming Loans/Legacy Gross Loans	2.97%	2.87%	2.83%	2.89%	3.83%

Total Nonperforming Assets/Total Assets	3.18%	2.90%	2.87%	2.61%	3.18%
Total Legacy Nonperforming Assets/Total Assets	2.50%	2.47%	2.24%	2.00%	2.49%

(continued)

Wilshire Bancorp Inc. – 1Q 2011 Results

April 25, 2011

PERFORMING TROUBLED DEBT RESTRUCTURED LOANS (Dollars In Thousands)(unaudited)

(net of SBA guaranteed portions)

	Quarter Ended
Non-Covered Loans	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010

Construction	$-	$-	$-	$2,654	$-
Real Estate Secured	31,540	36,187	27,215	25,015	46,024
Commercial & Industrial	4,117	3,574	4,741	4,241	474
Consumer	-	-	57	81	-
Total Non-Covered TDR Loans	$35,657	$39,761	$32,013	$31,991	$46,498

Covered Loans

Real Estate Secured	$7,676	$7,115	$1,331	$3,449	$8,135
Commercial & Industrial	1,844	1,870	1,475	1,569	-
Total Covered TDR Loans	$9,520	$8,985	$2,806	$5,018	$8,135

Total Performing TDRs Loans

Construction	$-	$-	$-	$2,654	$-
Real Estate Secured	39,216	43,302	28,546	28,464	54,159
Commercial & Industrial	5,961	5,444	6,216	5,810	474
Consumer	-	-	57	81	-
Total PerformingTDR Loans	$45,177	$48,746	$34,819	$37,009	$54,633

LOAN ORIGINATION AMOUNT	Quarter Ended
(Dollars In Thousands)	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010

Total new loan origination amount, excluding renewal.	$120,037	$169,051	$112,911	$186,121	$87,288
SBA new loan origination amount, excluding renewal.	$48,459	$47,735	$17,613	$32,630	$23,471

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS		Quarter Ended
(Dollars In Thousands)		Mar 31, 2011	Mar 31, 2010

Balance at beginning of period		$ 3,926	$ 2,515
Provision for losses on off-balance sheet items		-	70
Balance at end of period		$ 3,926	$ 2,585

(continued)

Wilshire Bancorp Inc. – 1Q 2011 Results

April 25, 2011

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(dollars in thousands) (unaudited)

	For the Quarter Ended
	March 31, 2011			December 31, 2010				March 31, 2010
	Average	Interest	Average	Average	Interest		Average	Average	Interest	Average
	Balance	Income/	Yield/	Balance	Income/		Yield/	Balance	Income/	Yield/
		Expense	Rate		Expense		Rate		Expense	Rate
INTEREST EARNING ASSETS

Real Estate Loans	$1,995,191	$27,656	5.54%	$2,072,543	$26,919		5.20%	$2,030,514	$29,053	5.72%
Commercial Loans	327,887	4,592	5.60%	346,987	4,435		5.11%	382,589	5,308	5.55%
Consumer Loans	15,157	121	3.18%	16,084	138		3.43%	16,474	180	4.38%
Total Gross Loans	2,338,235	32,369	5.54%	2,435,614	31,492		5.17%	2,429,577	34,541	5.69%
Loan Fees toward Yield		1,093			701				763
Allowance for Loan Losses & Unearned Income	(120,156)			(102,693)				(70,055)
Net Loans	2,218,079	33,462	6.03%	2,332,921	32,193		5.52%	2,359,522	35,304	5.98%

INVESTMENT SECURITIES AND
OTHER INTEREST-EARNING ASSETS:
Investment Securities*	334,694	1,983	2.66%	353,983	1,551		2.02%	665,366	5,615	3.52%
Federal Funds Sold	57,827	179	1.24%	159,633	476		1.19%	130,965	382	1.17%
Total Investment Securities and Other Earning Assets	392,521	2,162	2.45%	513,616	2,027		1.76%	796,331	5,997	3.13%

TOTAL INTEREST-EARNING ASSETS	$2,610,600	$35,624	5.49%	$2,846,537	$34,220	`	4.84%	$3,155,853	$41,301	5.27%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$644,249	$1,408	0.87%	$738,538	$1,684		0.91%	$956,035	$4,023	1.68%
NOW	24,738	23	0.38%	22,217	19		0.34%	22,481	29	0.52%
Savings	85,287	598	2.81%	81,267	587		2.89%	74,052	586	3.17%
Time Deposits of $100,000 or More	670,542	1,687	1.01%	717,362	2,106		1.17%	768,882	3,047	1.58%
Other Time Deposits	428,815	1,394	1.30%	569,725	2,362		1.66%	675,764	3,489	2.07%
Total Interest Bearing Deposits	1,853,631	5,110	1.10%	2,129,109	6,758		1.27%	2,497,214	11,174	1.79%

BORROWINGS:
FHLB Advances and Other Borrowings	250,964	730	1.16%	144,145	697		1.93%	148,000	920	2.49%
Junior Subordinated Debentures	87,321	489	2.24%	87,321	497		2.28%	87,321	649	2.97%
Total Borrowings	338,285	1,219	1.44%	231,466	1,194		2.06%	235,321	1,569	2.67%

TOTAL INTEREST BEARING LIABILITIES	$2,191,916	$6,329	1.15%	$2,360,575	$7,952		1.35%	$2,732,535	$12,743	1.87%

NET INTEREST INCOME		$29,295			$26,268				$28,558

NET INTEREST SPREAD			4.34%				3.49%			3.40%

NET INTEREST MARGIN			4.53%				3.72%			3.65%

* Tax equivalent ratios for investment securities

(concluded)